Exhibit 99.1

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2003, 2002 and 2001

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2003, 2002 and 2001

Independent Auditors’ Report

The Board of Directors and Stockholders

PanTel Holding Co.:

We have audited the accompanying consolidated balance sheets of PanTel Holding Co. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PanTel Holding Co. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG Hungária Kft.

Budapest, Hungary

February 25, 2005

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2003 and 2002

(In HUF ‘000)

		2003	2002
Assets
Current assets:
Cash and cash equivalents	Note 2	1,928,529	727,976
Accounts receivable, net of allowance of 1,343,202 in 2003 and 1,002,157 in 2002	Note 5	4,827,560	3,472,033
Inventory		327,155	159,506
Other current assets		573,414	782,551
Assets held for sale	Note 17a	969,082	—

Total current assets		8,625,740	5,142,066
Property, plant and equipment, net	Note 3	14,950,591	15,403,798
Goodwill		—	277,871
Other intangibles, less accumulated amortization	Note 4	11,809,006	12,443,348
Other assets		669,432	279,854

Total assets		36,054,769	33,546,937

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdraft	Note 6	225,293	590,438
Current installments of long-term debt	Note 7	1,478,037	—
Accounts payable		3,757,197	3,770,976
Accruals		2,408,006	2,798,907
Other current liabilities		939,748	472,974
Due to related parties	Note 14	479,772	643,277
Liabilities subject to sale	Note 17a	579,034	—

Total current liabilities		9,867,087	8,276,572
Long-term debt, excluding current installments	Note 7	16,329,633	12,496,201
Other liabilities		787	113,482

Total liabilities		26,197,507	20,886,255
Minority interest	Note 13	1,302	—
Stockholders’ equity:
Class A Ordinary shares, 467 HUF par value, 30,000 shares authorized, issued and outstanding	Note 9	14,010,000	14,010,000
Additional paid-in capital	Note 9	15,990,000	15,990,000
Accumulated deficit		(20,144,040)	(17,339,318)

Total stockholders’ equity		9,855,960	12,660,682

Total liabilities and stockholders’ equity		36,054,769	33,546,937

See accompanying notes to consolidated financial statements.

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2003, 2002 and 2001

(In HUF ‘000)

		2003	2002	2001
Telecommunication revenues		20,685,331	16,417,537	9,475,080
Telecommunication revenues, related parties	Note 14	1,715,317	1,535,010	1,244,974

		22,400,648	17,952,547	10,720,054

Operating expenses:
Operating expenses		(11,641,846)	(9,848,053)	(5,518,476)
Operating expenses, related parties	Note 14	(1,527,093)	(1,882,544)	(1,673,939)
Selling, general and administrative expenses		(6,028,631)	(7,213,383)	(4,130,184)
Depreciation and amortization		(4,241,032)	(4,749,640)	(3,819,661)
Gain on sale of fixed assets and fiber network		391,978	160,497	126,602

Total operating expenses		(23,046,624)	(23,533,123)	(15,015,658)

Loss from operations		(645,976)	(5,580,576)	(4,295,604)

Other income (expenses):
Foreign exchange (losses) gains, net		(1,592,576)	468,205	158,066
Interest expense		(819,615)	(590,804)	(247,676)
Interest income		41,817	42,216	19,903
Other, net		221,244	102,476	88,182

Net loss before income taxes		(2,795,106)	(5,558,483)	(4,277,129)
Income tax expense	Note 8	(459)	(296)	—
Minority interest		(1,302)	180,502	101,912

Net loss from continuing operations		(2,796,867)	(5,378,277)	(4,175,217)
Net loss from discontinued operations before income taxes	Note 17a	(7,855)	(342,375)	(233,619)
Income tax expense from discontinued operations	Note 17a	—	—	(18,733)

Net loss		(2,804,722)	(5,720,652)	(4,427,569)

See accompanying notes to consolidated financial statements.

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended December 31, 2003 and 2002

(In HUF ‘000)

	Class A Ordinary Shares	Class A Ordinary Shares (in HUF ‘000)	Additional paid-in capital	Accumulated deficit	Total Stockholders’ Equity
Balances at December 31, 2001	30,000,000	30,000,000	—	(11,618,666)	18,381,334
Reclassification of capital (Note 9)		(15,990,000)	15,990,000		—
Net loss				(5,720,652)	(5,720,652)

Balances at December 31, 2002	30,000,000	14,010,000	15,990,000	(17,339,318)	12,660,682
Net loss				(2,804,722)	(2,804,722)

Balances at December 31, 2003	30,000,000	14,010,000	15,990,000	(20,144,040)	9,855,960

See accompanying notes to consolidated financial statements.

PANTEL HOLDING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2003, 2002 and 2001

(In HUF ‘000)

		2003	2002	2001
Net cash (used in)/provided by operating activities	Note 16	(796,146)	92,250	(2,101,613)

Cash flows from investing activities:
Network construction		(3,473,218)	(3,952,354)	(9,947,873)
Proceeds from sale of fixed assets and fiber network		523,593	248,126	1,058,068

Net cash used in investing activities		(2,949,625)	(3,704,228)	(8,889,805)

Cash flows from financing activities:
(Repayments of)/proceeds from bank overdraft		(365,145)	120,035	470,403
Proceeds from issuance of long-term debt		3,894,453	4,210,543	8,652,000

Net cash provided by financing activities		3,529,308	4,330,578	9,122,403

Effect of foreign exchange rate changes on cash		1,417,016	(366,342)	—

Net increase/(decrease) in cash and cash equivalents		1,200,553	352,258	(1,869,015)

Cash and cash equivalents at beginning of period		727,976	375,718	2,244,033

Cash and cash equivalents at end of period		1,928,529	727,976	375,718

Income tax paid during the year		1,947	18,676	64,166
Interest paid during the year		752,707	565,322	208,105

Supplemental disclosure of non-cash items:

In 2002, the owners decreased the capital of PanTel Holding Co. from HUF 30 billion to HUF 14.01 billion by reclassifying HUF 15.99 billion into additional paid in capital. The reclassification was due to a reduction in the par value of the nominal capital from HUF 1,000 to HUF 467.

See accompanying notes to consolidated financial statements.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

PanTel Holding Co. (formerly PanTel Rt.) (“PanTel” and together with its consolidated subsidiaries, the “Company” or the “Group”) is a telecommunications service provider in Hungary and Central and Eastern Europe which is majority owned by KPN NV. Domiciled and registered under the laws of Hungary, PanTel was originally established on July 3, 1997 and incorporated on January 10, 1998. Following a tender process, the Hungarian government awarded PanTel licenses to provide data transmission and other services that were not subject to the government protected monopoly rights for long distance voice services. In 1999, PanTel began building what is now a 3,700 kilometer-long state-of-art fiber optic backbone telecommunications network. PanTel’s nationwide backbone network and the microwave access enable it to service customers throughout the entire country.

The Company has made the following acquisitions and dispositions in Hungary:

In November 1998, PanTel acquired a 51% interest in Euroweb Hungary Rt., an internet and communications business.

In 2001, PanTel established a wholly-owned subsidiary, PanTel Novum Kft. (“Novum”), which in 2002 acquired the assets and workforce of the telecommunications department of the Hungarian Oil and Gas Company (“MOL”) and, in 2002, changed its name to PanTel Technocom Kft (“PTC”). PTC provides telecommunication services to MOL.

In February 2003, PanTel acquired 100% of NovaCom Távközlési Kft. (“NovaCom”) which provides telecommunication services and rents telecommunications facilities to its customers.

In February 2004, the Company sold its 51% interest in Euroweb Hungary Rt. to Euroweb International Corp. See also Note 17(a).

PanTel operates in Central and Eastern European countries through the following subsidiaries, which provide telecommunication services:

	Ownership	Year of formation
PanTel Slovakia	100%	2001
PanTel Austria	100%	2001
PanTel Slovenia	100%	2001
PanTel Romania	95%	2002
PTB EAD (“PanTel Bulgaria”)	100%	2003
PanTel d.o.o. Novi Sad (“PanTel Serbia”)	100%	2003

PanTel and its subsidiaries operate in one industry segment, providing communication services to business customers in Central and Eastern Europe.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(b)	Principles of Consolidation and Use of Estimates

The consolidated financial statements include the financial statements of PanTel and its majority owned subsidiaries. All material intercompany balances and transactions have been eliminated upon consolidation.

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions. These estimates and assumptions affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Foreign Currency Translation

The statutory accounts of the Company are maintained in accordance with local accounting regulations and are stated in local currency. Local statements are then adjusted to U.S. GAAP. Local statements of subsidiaries using currencies other than the Hungarian Forint (“HUF”) are then translated into HUF in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“SFAS 52”).

The Company considers the Hungarian Forint to be the functional currency of PanTel and its Hungarian subsidiaries. The Company considers the local currency of all non-Hungarian subsidiaries to be the functional currency of those subsidiaries. Accordingly, foreign currency assets and liabilities are translated into HUF using the exchange rates in effect at the balance sheet date. Results of operations are generally translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating the local currency assets and liabilities of the non-Hungarian subsidiaries into HUF are accumulated as part of foreign exchange gains/(losses) in the consolidated statement of operations. Foreign exchange fluctuations related to intercompany balances are included in equity if such balances are intended to be long-term in nature. At the time the Company settles such balances, the resulting gain or loss is reflected in the consolidated statement of operations. Gains and losses from foreign currency transactions and the marking to market of assets or liabilities not denominated in Hungarian forints are included in operations in the period in which they occur.

(d)	Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

(e)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts quarterly. The Company does not have any off-balance-sheet credit exposure related to its customers.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(f)	Inventories

Inventories consist primarily of spare equipment used for maintenance. Inventories are stated at the lower of cost or market and are valued using the FIFO method.

(g)	Property, Plant, and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the fixed asset. All other expenditure is recognised in the income statement as an expense as incurred.

Depreciation is charged on a straight line basis over the estimated useful lives of the assets. The rates of depreciation used are based on the following estimated useful lives:

Plant and equipment	7 to 17 years
Furniture and fixtures	3 to 7 years
Leasehold improvements	2 to 5 years (based on the shorter of the lease term or the estimated useful life)

Assets are depreciated from the date of being put into use. Land and assets under construction are not depreciated.

Expenditure on repairs or maintenance of property, plant and equipment incurred to restore or maintain future economic benefits expected from the assets is recognized as an expense when incurred.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(h)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired.

On January 1, 2002, the Company adopted Statement of Financial Accounting Standard No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets” which established new accounting and reporting standards for acquired goodwill and other intangible assets and superseded APB 17. Goodwill and intangible assets that have indefinite useful lives are no longer amortized but rather are tested at least annually for impairment. Intangible assets that have finite useful lives (whether or not acquired in a business combination) are amortized over their estimated useful lives to their estimated residual values, and review for impairment in accordance with FASB Statement No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).

The Company recorded amortization expense related to goodwill of approximately HUF 96,770 thousand (“THUF”) for the year ended December 31, 2001. Excluding the effects of the 2001 recorded amortization expense, pro-forma net loss would have been:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Goodwill amortization	—	—	(96,770)
Net loss	(2,804,722)	(5,720,652)	(4,330,799)

The adoption of SFAS 142 has eliminated the goodwill charge since 2002.

Intangible assets, which consist of rights of use and rights of way, have finite lives and continue to be amortized. Rights of way refer to the rights the Company has to build its country-wide network along the Hungarian National Railway (“MAV”) lines. Rights of use refer to the rights to use the existing networks of MAV, OBB Telekom Service GmbH (“OBB”), and Memorex (“MTC”). The rights of use are amortized as follows:

Years 1-3	6.66% per annum
Years 4-15	5% per annum
Years 16-20	2% per annum
Years 21-50	0.33% per annum

The right of way is depreciated on a straight-line basis over its 50 year contracted life.

Other intangible assets are amortized over their expected useful lives, generally 3 to 20 years. Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the intangible asset. All other expenditure is recognised in the income statement as an expense as incurred.

Other intangible assets include trade marks related to the name of PanTel. Trade marks are amortized over 10 years.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

Intangibles also include the 3.5 GHz licence which is needed for the provision of telecommunication services. The license is amortized over 15 years.

During 2003 and 2002, the Company performed the required SFAS 142 impairment test with respect to goodwill. The first step of this test requires the Company to compare the carrying value of any reporting unit that has goodwill to the estimated fair value of the reporting unit. If the current fair value is less than the carrying value, then the Company will perform the second step of the impairment test. This second step requires the Company to measure the excess of the recorded goodwill over the current value of the goodwill, and to record any excess as an impairment. No impairment has been identified for the years ended December 31, 2003 and 2002.

(i)	Impairment of Long-Lived Assets

The Company adopted SFAS 144 on January 1, 2002. The adoption of SFAS 144 did not affect the Company’s financial statements. In accordance with Statement 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

SFAS 144 also broadened the scope of discontinued operations to the operating results of any assets with their own identifiable cash flows, with which the Company will not have significant continuing involvement. Certain assets held for sale and liabilities subject to sale in 2004 without significant continuing involvement and the related results of operations for the presented periods in the accompanying consolidated financial statements were reclassified.

(j)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(k)	Revenue Recognition

Revenue from telecommunication services is recognized as services are provided and are derived from usage of the Company’s network and facilities or under revenue sharing agreements with other service providers.

Revenue from the sale of goods and from fibre sales is recognized in the income statement when the significant risks and rewards of ownership have been transferred to the buyer. No revenue is recognized if there are significant uncertainties regarding recovery of the consideration due, associated costs or the possible return of goods.

(l)	Recent Accounting Pronouncements

In December 2004, SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) was issued. SFAS 123R requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement, but expresses no preference for a type of valuation model. Statement 123(R) is effective for public companies as of the beginning of the first interim or annual reporting period that begins after June 15, 2005 (i.e., the third-quarter of 2005 for calendar year-end companies). Nonpublic companies are required to adopt the Statement for annual periods beginning after December 15, 2005. Early adoption is encouraged for interim or annual periods for which financial statements or interim reports have not been issued. The Company does not believe at this time that SFAS 123R will have a material affect on its consolidated results of operations or financial position.

In December 2004, SFAS No. 151, “Inventory Costs” (“SFAS 151”) amends Chapter 4, “Inventory Pricing”, of Accounting Research Bulletin No. 43, “Restatement and Revision of Accounting Research Bulletins” was issued. SFAS 151 was issued as a result of the FASB’s and International Accounting Standards Board’s joint project to improve the comparability between U.S. and international accounting standards. SFAS 151 eliminates the so abnormal criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges. Additionally, the Statement clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. SFAS 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company does not believe at this time that SFAS 151 will have a material affect on its consolidated results of operations or financial position.

In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets: an amendment of APB Opinion No. 29”, (“SFAS 153”) which is part of the short-term international convergence project between the FASB and IASB, was issued. SFAS 153 eliminates a company’s ability to use the similar productive assets concept to account for nonmonetary exchanges at book value without recognizing a gain. Nonmonetary exchanges will have to be accounted for at fair value, with gain or loss recognized, if the transactions meet a commercial-substance criterion and fair value is determinable. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005, and early application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The Company is currently assessing the impact SFAS 153 may have on its consolidated results of operations and financial position.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(2)	Cash and Cash Equivalents

Cash and cash equivalents comprise the following:

	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Cash at PanTel
denominated in USD	253,133	27,908
denominated in EUR	1,053,196	68,782
denominated in HUF	195,219	52,979

Held at PanTel	1,501,548	149,669
Held at Hungarian subsidiaries	399,227	558,015
Held at foreign subsidiaries	27,754	20,292

Total Cash:	1,928,529	727,976

Cash is held primarily as bank deposits.

(3)	Property, Plant and Equipment

Property, plant and equipment comprise the following:

	2003	2002	Depreciable Life
	(in HUF ‘000)	(in HUF ‘000)
Land	—	12,672
Plant and equipment	24,269,765	19,885,888	7 to 17 years
Leasehold improvements	790,082	632,547	2 to 5 years
Construction in progress	1,182,459	2,487,017

	26,242,306	23,018,124

Less: accumulated depreciation	(11,291,715)	(7,614,326)

	14,950,591	15,403,798

Property, plant and equipment increased between 2002 and 2003 due to the acquisition of Novacom, as discussed in Note 10.

(4)	Intangible Assets

Intangible assets comprise the following:

	2003	2002	Amortizable Life
	(in HUF ‘000)	(in HUF ‘000)
Rights of use	11,273,025	11,205,467	50 years
Rights of way	3,420,000	3,420,000	50 years
Licenses	600,000	600,000	15 years
Trade Marks	5,740	5,740	10 years

	15,298,765	15,231,207

Less: accumulated depreciation	(3,489,759)	(2,787,859)

	11,809,006	12,443,348

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

The aggregate amortization expense was as follows: THUF 724,568 for the year ended December 31, 2003 and THUF 789,923 for the year ended December 31, 2002.

The estimated aggregate amortization expense for each of the five succeeding fiscal years is as follows:

Estimated Aggregate Amortization Expense
2004	665,257
2005	638,646
2006	606,714
2007	582,445
2008	564,972

(5)	Allowance for Doubtful Accounts

The activity in the allowance for doubtful accounts for accounts receivable for the years ended December 31, 2003 and 2002 is as follows:

	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Allowance for doubtful accounts at beginning of the year	1,002,157	434,348
Additions charged to bad debt expense	341,045	567,809

Allowance for doubtful accounts at end of the year	1,343,202	1,002,157

(6)	Bank Overdraft

PanTel entered into an overdraft facility agreement with Magyar Külkereskedelmi Bank Rt. on March 14, 2002. The credit line was established for THUF 500,000 with interest calculated on a weekly basis and based on monthly BUBOR (interest rate on the Hungarian interbank market) plus 0.25%. The duration of the overdraft facility agreement is one year and can be renewed in every year.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(7)	Long-Term Debt

Long-term debt consists of the following:

	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Credit line	17,807,670	12,496,201
Less current installments	(1,478,037)	—

Long-term debt, excluding current installments	16,329,633	12,496,201

On February 26, 2001, the Company entered into a Loan Agreement (“the Agreement”) for a credit line of EUR 80 million (HUF 20.3 billion at June 30, 2004 exchange rates) with CIB Közép-Európai Nemzetközi Bank Rt. and Magyar Külkereskedelmi Bank Rt. The credit line is available for seven years although draw down may only occur up until March 15, 2004. The Company may use the credit line for financing investments, network development, product development, acquisitions and working capital.

Repayments of principal and interest begin on June 15, 2004. The Company is required to repay the loan based on the following percentages of the total credit line outstanding as at March 15, 2004. Based on the total credit line outstanding at December 31, 2003, the repayment schedule would be as follows:

	2004	2005	2006	2007
Repayment percentage	8.3%	14.5%	36.6%	40.6%
Repayment in HUF ‘000	1,478,037	2,582,112	6,517,607	7,229,914

Interest is payable starting from June 15, 2004 and is due on a quarterly basis until December 15, 2004. Thereafter, interest payments will be due monthly. Interest is calculated based on the EURIBOR plus 1.8%.

The loan is secured by first mortgages on the Company’s property and other assets and a security assignment to a total of HUF 27.6 billion.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(8)	Income Taxes

Income before income taxes by tax jurisdiction is as follows:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
(Loss) income from continuing operations before income taxes
Austria	(1,897)	(1,429)	—
Slovakia	(2,193)	(57,333)	—
Slovenia	(1,699)	(12,946)	—
Bulgaria	(1,347)	—	—
Romania	685	—	—
Hungary	(2,788,655)	(5,486,775)	(4,277,129)

Total loss from continuing operations before income taxes	(2,795,106)	(5,558,483)	(4,277,129)

Loss from discontinued operations before income taxes	(7,855)	(342,375)	(233,619)

The income tax expense is attributable to income/loss from continuing operations and discontinued operations and consists of the following:

	December 31, 2003	December 31, 2002	December 31, 2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Current tax expense from continuing operations:
Austria	459	296	—

Total current tax expense from continuing operations	459	296	—

Deferred tax expense from continuing operations	—	—	—

Total income tax expense from continuing operations	459	296	—

Total current tax expense from discontinued operations - Hungary	—	—	18,733

The statutory tax rates are as follows:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Austria	34%	34%	34%
Slovakia	19%	25%	25%
Slovenia	25%	25%	25%
Bulgaria	23.5%	23.5%	28%
Romania	25%	25%	25%
Hungary	18%	18%	18%

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

Effective from January 1, 2003, the Slovakian corporate income tax rate was reduced to 19% from 25%. This resulted in a lower net deferred tax asset for the Slovakian subsidiary which is fully provided for by a valuation allowance. Effective from January 1, 2004, the Hungarian corporate income tax rate was reduced to 16% from 18%. This resulted in a lower net deferred tax asset which is fully provided. A reconciliation of income tax expense at the Hungarian statutory income tax rate to actual income tax expense for the years ended December 31 is as follows:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Income tax “expected” at Hungarian statutory rate	(503,119)	(1,000,527)	(769,883)
Foreign tax differential	(471)	(5,148)	—
Non-deductible expenses	46,565	79,602	198,114
Other	(8,269)	(43,617)	83,198
Change in valuation allowance	465,753	969,986	488,571

Total current tax expense	459	296	—

For Hungarian income tax purposes, PanTel and its Hungarian subsidiaries have unused net operating loss carryforwards at December 31, 2003 of approximately THUF 19,648,862. Of this amount, THUF 2,086,644 may be carried forward indefinitely while THUF 2,738,497 may be carried forward until 2004, THUF 2,370,614 may be carried forward until 2005, THUF 3,714,592 until 2006, THUF 5,774,840 until 2007, THUF 2,871,205 until 2008 and THUF 92,470 until 2009.

For Austrian income tax purposes, PanTel Austria has unused net operating loss carryforwards at December 31, 2003, at current exchange rates, of approximately THUF 7,900, all of which may be carried forward indefinitely.

For Slovakian income tax purposes, PanTel Slovakia has unused net operating loss carryforwards at December 31, 2003, at current exchange rates, of approximately THUF 4,545. The tax losses may be carried forward for 5 consecutive years up to 2009.

For Slovenian income tax purposes, PanTel Slovenia has unused net operating loss carryforwards at December 31, 2003, at current exchange rates, of approximately THUF 1,612. The tax losses may be carried forward for 5 consecutive years up to 2009.

For Bulgarian income tax purposes, PanTel Bulgaria has unused net operating loss carryforwards at December 31, 2003, at current exchange rates, of approximately THUF 477, all of which may be carried forward indefinitely.

For Romania income tax purposes, PanTel Romania has no net operating loss carryforwards at December 31, 2003.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Deferred tax assets:
Net operating loss carryforwards	3,049,134	2,592,502
Net assets from discontinued operations held for sale	312,973	341,070
Fixed assets	83,302	—

Total gross deferred tax assets	3,445,409	2,933,572
Less: valuation allowance	(3,188,689)	(2,788,726)

Net deferred tax assets	256,720	144,846

Deferred tax liabilities:
Negative goodwill	(99,840)	—
Fixed assets	(156,880)	(144,846)

Total gross deferred tax liabilities	(256,720)	(144,846)

Net deferred tax assets	—	—

For the years ended December 31, 2003 and 2002, THUF 352,095 and THUF 341,070, respectively, included in the valuation allowance relates to deferred tax assets from discontinued operations.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and loss carryforwards are deductible. Determining the level of future taxable profits is inherently subjective and, to the extent that the Company’s actual results differ from the forecasts, the assets may not be recovered. Based on the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is not more likely than not that the Company will realize the benefits of those deferred tax assets. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and planning strategies in making this assessment.

The valuation allowance changed as follows during the periods presented:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Valuation allowance increase	399,963	1,059,099	718,792

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(9)	Shareholders’ Equity

In 2002, the owners decreased the nominal capital of PanTel from HUF 30 billion to HUF 14.010 billion and therefore reclassified HUF 15.99 billion into additional paid in capital. The reclassification was due to a reduction in the par value of the subscribed capital from HUF 1,000 to HUF 467. All Class A Ordinary shares are fully paid.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at annual and general meetings of the parent company.

(10)	Acquisitions

On February 25, 2003, PanTel acquired a 100% interest in NovaCom Távközlési Kft. (“NovaCom”) for a purchase price of THUF 1,439,004. The results of NovaCom’s operations have been included in the consolidated financial statements since that date. NovaCom provides telecommunication services and rents telecommunications facilities.

The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition:

(in HUF ‘000)
Current assets	368,097
Fixed assets, net	1,287,757
Other non-current assets	142,448

Total assets acquired	1,798,302

Current liabilities	(359,298)

Total liabilities acquired	(359,298)

Purchase price	1,439,004

The price for Novacom was arrived at by negotiation between the Company and the sellers, RWE Com GmbH & Co. oHG, Budapest Elektromos Muvek Rt and EnBW Telekommunikation GmbH. The purchase price resulted in negative goodwill of THUF 728,512 which has been proportionally allocated to reduce long-lived assets.

The following table represents the proforma total revenues and income from continuing operations had Novacom been consolidated with the Company for the years ended December 31, 2003 and 2002:

	PanTel Holding Co. and Subsidiaries	Novacom (unaudited)	Combined Proforma (unaudited)
2002
Total revenues	17,952,547	1,464,750	19,417,297
Loss from continuing operations	(5,378,277)	(254,055)	(5,632,332)

2003

Total revenues	21,465,853	1,174,788	22,640,641
(Loss)/income from continuing operations	(2,658,885)	1,503,925	(1,154,960)

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(11)	Commitments and Contingencies

Commitments

The Company is committed under several non-cancelable operating leases, primarily for office rent, office equipment and vehicles that expire over the next five years. Total rental expense for operating leases is as follows:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Rent expense	685,220	607,226	790,756

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as at December 31, 2003 are as follows:

Operating leases
2004	597,817
2005	522,896
2006	475,095
2007	384,847
2008	168,960
Thereafter	102,465

Total minimum lease payments	2,252,080

The Company has contractual commitments to acquire plant and equipment for HUF 815 million.

Legal Proceedings

PanTel has recorded HUF 66 million at December 31, 2003 foreign exchange rates relating to a potential claim by the liquidator of KPN Qwest for settlement of services provided by KPN Qwest to the Company in previous years.

PanTel has recorded a provision of HUF 16.1 million at December 31, 2003 relating to the possible outcome of employee related lawsuits against PanTel Rt. and Novacom Kft.

The Company and its subsidiaries are involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company’s consolidated financial position, results of operations or liquidity.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

(12)	Restructuring

PanTel has recorded a provision of HUF 104.9 million for severance payments and related contributions for employee dismissals due to restructuring of the administrative function of PanTel Technocom. The provision is based on a detailed plan agreed between management and the employee’s representatives. The decision and the related plans were announced in November 2003. The restructuring is expected to be completed by June 2004. The charge has been recorded in operating expenses.

(13)	Minority Interest

Minority interest represents the 49% holding of Euroweb Hungary Rt. by Euroweb International Corp. and the 5% holding of PanTel Romania by a private individual.

As at December 31, 2002, the losses applicable to the minority interest of Euroweb exceeded the minority interest in the equity capital of the subsidiary. As there is no obligation for the minority shareholder to make good on such losses, the excess and the further losses in 2003 have been absorbed by Pantel.

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
49% of Euroweb	—	180,502	101,912
5% of PanTel Romania	(1,302)	—	—

	(1,302)	180,502	101,912

(14)	Related parties

The Company has a controlling related party relationship with its parent company. The Company also has a related party relationship with its associates, with other subsidiaries of the parent company and with its directors and executive officers. Related party transactions include purchases and sales of goods, providing and receiving management services, and providing and receiving rental services. These transactions are made in the normal course of business on the same terms as with other non-related business customers.

	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Due to related parties	556,545	643,277

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

These balances include telecommunication and related services and management expenses. The terms of payment are under usual business terms.

The total amount of related party revenues invoiced and expenses incurred by PanTel is as follows:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Revenue realized by PanTel	1,715,317	1,535,010	1,244,974
Expenses incurred by PanTel	1,527,093	1,882,544	1,673,939

(15)	Segment Disclosures

The Company operates in a single industry segment, telecommunications services. The Company’s business involves operating a fiber network infrastructure in order to provide a full range of the Company’s products and services in Hungary and Central and Eastern Europe.

The following tables summarize financial information by country for continuing operations:

Total Revenues	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Hungary	22,233,335	17,618,277	10,720,054
Austria	31,468	283,080	—
Slovakia	53,233	47,416	—
Slovenia	79,465	3,774	—
Romania	3,147	—	—

Total	22,400,648	17,952,547	10,720,054

Total Assets	2003	2002
	(in HUF ‘000)	(in HUF ‘000)
Hungary	35,723,173	33,303,320
Austria	5,195	70,466
Slovakia	119,315	141,304
Slovenia	52,402	31,847
Bulgaria	74,211	—
Romania	80,473	—

Total	36,054,769	33,546,937

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

For the years ended December 31, 2003, 2002 and 2001, none of the Company’s customers accounted for more than 10% of the Company’s total revenue.

(16)	Reconciliation of Net Income to Net Cash Provided by Operating Activities

The reconciliation of net income to net cash provided by operating activities is as follows.

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Net loss	(2,804,722)	(5,720,652)	(4,427,569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,429,152	5,157,074	4,120,743
Gain on sale of fixed assets and fiber network	(391,978)	(160,173)	(126,602)
Minority interest	1,302	(180,502)	(101,912)
Goodwill	277,871	—	—
Changes in operating assets and liabilities:
Accounts receivable	(1,355,527)	1,315,354	(3,518,419)
Inventory	(167,649)	(159,506)	(90,987)
Other current assets	209,137	453,551	624,019
Assets held for sale	(969,082)	—	—
Other assets	(389,578)	501,821	(711,372)
Accounts payable	(13,779)	(1,189,849)	3,063,163
Due to related parties	(163,505)	380,778	(3,368,591)
Accruals	(390,901)	86,524	1,457,288
Other current liabilities	466,774	(505,652)	978,626
Liabilities subject to sale	579,034	—	—
Other long-term liabilities	(112,695)	113,482	—

Net cash (used in)/provided by operating activities	(796,146)	92,250	(2,101,613)

(17)	Subsequent Event

(a)	On February 12, 2004, the Company sold its 51% interest in Euroweb Hungary Rt. to Euroweb International Corp. for EUR 1,650,000 (THUF 425,040), a Company also majority-owned by PanTel’s parent company, KPN NV. The excess of sales proceeds received over the carrying amount of Euroweb Hungary Rt. of THUF 208,216 has been recorded as a capital contribution in the statement of stockholders’ equity.

PANTEL HOLDING CO. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001

The following represents the estimated fair value of the Euroweb assets held for sale and the liabilities subject to sale as at December 31, 2003:

2003
(in HUF ‘000)
Cash	229,124
Accounts receivable	249,798
Inventory	2,108
Other current assets	26,748
Property, plant and equipment, net	176,985
Goodwill	277,871
Other intangibles, net	5,848
Other assets	600

Assets held for sale	969,082

Accounts payable	(74,069)
Accruals	(173,643)
Other current liabilities	(141,416)
Due to related parties	(76,773)
Other liabilities	(113,133)

Liabilities subject to sale	(579,034)

The following results of Euroweb have been presented as income from discontinued operations in the accompanying consolidated statements of operations:

	2003	2002	2001
	(in HUF ‘000)	(in HUF ‘000)	(in HUF ‘000)
Revenue	1,905,437	1,687,407	1,324,436
Costs and expenses	(1,913,292)	(2,029,782)	(1,558,055)

Loss before income taxes	(7,855)	(342,375)	(233,619)
Income tax expense	—	—	(18,733)

Loss from discontinued operations	(7,855)	(342,375)	(252,352)

(b)	On February 28, 2005, Hungarian Telephone and Cable Corp. (“HTCC”) purchased KPN NV’s 75.1% interest in the Company for a purchase price of approximately EUR 17 million. HTCC had previously purchased a 24.9% share of the Company from the minority shareholders in November 2004. As a result of this transaction, PanTel has become a wholly-owned subsidiary of HTCC as of February 28, 2005.